UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2019

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Xenetic Biosciences, Inc.

(Exact name of registrant as specified in charter)

Nevada	001-37937	45-2952962
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

40 Speen Street, Suite 102
Framingham, Massachusetts	01701
(Address of principal executive offices)	(Zip Code)

(781) 778-7720

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	XBIO	The NASDAQ Stock Market LLC
Purchase Warrants	XBIOW	The NASDAQ Stock Market LLC

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On September 25, 2019, Roman Knyazev resigned as a member of the Board of Directors (the “Board”) of Xenetic Biosciences, Inc. (the “Company”), effective immediately. The resignation did not result from any disagreement with the Company.

On September 26, 2019, the Board appointed Grigory G. Borisenko to fill such vacancy to serve as a director of the Company, effective immediately. Mr. Borisenko was not appointed to serve on any committees of the Board upon the commencement of his term as a member of the Board.

Grigory G. Borisenko, PhD is the Investment Director of RUSNANO Management Company LLC, a Venture Capital & Private Equity management company in Russia. Mr. Borisenko has over 20 years of scientific, management and strategic experience in Life science field. Mr. Borisenko has specialized in investment projects in Life science since 2012, and from 2009 through 2012, he was a head of the pharmaceutical sector of the Department of Science and Technology Expertise at the state corporation, RUSNANO. Mr. Borisenko currently serves on the Board of Directors for two biotechnology companies, Atea Pharmaceuticals, Inc. and Adastra Pharmaceuticals, Inc., and from 2011 to 2014, served on the board of directors of Nearmedic Pharm LLC. Prior to his investment career, Mr. Borisenko held academic appointments with the University of Pittsburgh, Russian State Medical University and Institute of Medico-Biological Problems. He has co-authored over 50 peer-reviewed publications in leading biochemistry and cell biology journals. Mr. Borisenko received his M.S. and Ph.D. from the Russian State Medical University, and is a recipient of Fogarty International and International Fellowship Awards from NIH.

Mr. Borisenko will be eligible to receive compensation for his services consistent with the other non-management directors of the Company, consisting of a cash retainer and eligibility for equity awards under the Company’s equity plans. In connection with his appointment as director, the Company will enter into a letter agreement with Mr. Borisenko regarding his involvement on the board of directors. Mr. Borisenko will also enter into the Company’s standard form of indemnification agreement.

There are no agreements or understandings between Mr. Borisenko and any other person pursuant to which Mr. Borisenko was selected to serve as director of the Company. There are no transactions involving Mr. Borisenko requiring disclosure under Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934, as amended.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENETIC BIOSCIENCES, INC.

By: /s/ James Parslow
Date: September 30, 2019	Name: James Parslow
Title: Chief Financial Officer

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